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                                                                    Exhibit 23.1

                [LETTERHEAD OF GRANT THORNTON SPA APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS

                                FLASHNET S.p.A.

As independent auditors of Flashnet S.p.A., we consent to the inclusion and/or incorporation by reference in the Report on Form 8-K of Cybernet Internet Services International, Inc. dated July 15, 1999 of our report dated May 14, 1999 with respect to the balance sheet of Flashnet S.p.A. as of December 31, 1998 and the related statements of loss, stockholders' deficit and cash flows for the year then ended, expressed in Italian Lire.


                                        /s/ Felice Duca
                                        --------------------------
                                               Felice Duca
                                                (Partner)


Rome - Italy

July 14, 1999